UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 1, 2006

Pinnacle Foods Group Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 333-118390

Delaware	94-3303521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6 Executive Campus, Suite 100 Cherry Hill, New Jersey	08002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 969-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed in a Current Report on Form 8-K filed on March 1, 2006, Pinnacle Foods Group Inc. (“Pinnacle”) completed its acquisition of substantially all of The Dial Corporation’s assets relating to its Armour food products division on March 1, 2006, pursuant to an asset purchase agreement dated March 1, 2006 between Pinnacle and The Dial Corporation.

Pinnacle is filing this Amendment No. 1 to Current Report on Form 8-K/A for the purpose of including the financial information required under Item 9.01 of Form 8-K, which was not available at the time of the Form 8-K referenced above.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The Armour Foods Products (A Business Unit of The Dial Corporation) audited Statement of Assets Acquired and Liabilities Assumed as of December 31, 2005 and 2004, and Statements of Revenues and Direct Operating Expenses for the years ended December 31, 2005, 2004 and 2003 and related footnotes together with an auditors’ report thereon of KPMG LLP, are filed as Exhibit 99.1 to this Form 8-K/A and incorporated herein by reference.

(b)	Pro Forma Financial Information

The Unaudited Pro Forma Condensed Consolidated Financial Statements including Pinnacle Foods Group Inc. and Armour Foods Products (A Business Unit of The Dial Corporation) for the fiscal year ended December 25, 2005 and the three months ended March 26, 2006, are filed as Exhibit 99.2 to this Form 8-K/A and incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Armour Foods Products (A Business Unit of The Dial Corporation) audited Statement of Assets Acquired and Liabilities Assumed as of December 31, 2005 and 2004, and Statements of Revenues and Direct Operating Expenses for the years ended December 31, 2005, 2004 and 2003 and related footnotes together with a report thereon of KPMG LLP.

99.2	The Unaudited Pro Forma Condensed Consolidated Financial Statements including Pinnacle Foods Group Inc. and Armour Foods Products (A Business Unit of The Dial Corporation) for the fiscal year ended December 25, 2005 and the three months ended March 26, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pinnacle Foods Group Inc.

Date: May 15, 2006	By:	/s/ N. Michael Dion
N. Michael Dion
Executive Vice President and Chief Financial Officer

3